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                                                                    EXHIBIT 10.8

                           MEMORANDUM OF UNDERSTANDING



        AGREEMENT made as of January 1, 1987 between Mega Group, Inc. (the Company), a New York Corporation with offices at 208 Delaware Avenue, Delmar New York 12054, and ROBERT L. HALTON (the Employee), residing at 27 Royal Oak Drive in Clifton Park, New York 12065.

        I.      EMPLOYMENT

        The Company agrees to hire and the Employee agrees to accept employment as the President of Anthony Halton--Progressive Coverage located in Clifton Park, New York. Such employment shall be on a full-time basis and the Employee shall devote his full time and efforts to performing the duties as may be defined from time to time by the Board of Directors of the Company. Such duties shall principally include the servicing of the entire "Book of Business" of Anthony Halton--Progressive Coverage and producing new insurance business for the Company. The Employee shall not engage in any other business or livelihood that may interfere with the performance of his duties hereunder.

        II.    COMPENSATION

        The Company shall pay the Employee at the rate of Fifteen Thousand Dollars ($15,000.00) per annum, payable in equal installments on each of the paydays of the Company. To the extent required, the Company shall pay the ordinary, reasonable, and necessary expenses of the Employee incurred in the course of performing his duties under this Agreement. Such expenses are subject to the policies as stated by the Board of Directors

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through the Controllers office, and the right of the Employee to incur expenses shall be subject to limitation and termination as deemed necessary by the Board of Directors of the Company.

        III.     COMPANY VEHICLE

        The Employee shall be supplied with a company car and the Company shall be required to pay expenses on same. Such automobile shall be used only in the conduct of the Employee's duties as an employee under this Agreement. The Employee shall be responsible for the payment of any income taxes to which he may be subjected as a result of being supplied with said car. If the Company's accountants shall deem it necessary to withhold taxes on the fair market value of the use of such car by the Employee, the Company shall be entitled to do so.

        IV.      LIFE, ACCIDENT, AND GROUP HEALTH INSURANCE COMMISSIONS

        The Employee shall be entitled to write life, accident, and group health insurance coverage. The commissions payable thereon shall belong to the Employee to the extent of 100 percent and shall be in addition to the compensation provided for hereunder.

        V.     OWNERSHIP OF "BOOK OF BUSINESS"

        For the purpose of this Agreement, the Employee's "Book of Business" shall be insurance developed and produced by the Employee either prior to or during his course of employment hereunder. Relative to business produced by the Employee prior to this Agreement, he shall within a reasonable time present the Company with documentation substantiating said prior business.

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        Upon termination of employment hereunder for whatever reason, the
Employee may (but need not) offer to sell his "Book of Business" to the Company for 2.5 times the annual commissions payable thereon, exclusive of profit-sharing or contingency commissions. The Company may accept such offer by the Employee. If the Employee shall offer and the Company shall accept such offer, the Company shall pay for such "Book of Business" by making 84 equal monthly installments of principle and interest, with interest being at the minimum rate permitted by the Internal Revenue Service to avoid having interest imputed, or if there is no such rate, then at the Prime Rate quoted by Marine Midland Bank, N.A. as of the date of purchase. Such payments shall begin one month after date of sale.

        VI.    MEDICAL INSURANCE

        During the term of this Agreement, the Company shall cover the Employee and the Employee's family under the Company's health and major medical insurance plan as such plan may be in place from time to time. In addition, the Employee shall be provided with group life insurance coverage in such amount as the Company shall determine. The Company reserves the right to alter or terminate any and all such plans as shall be determined appropriate by the Company's Board of Directors provided such action shall be generally applied to substantially all the Company's employees similarly situated to the Employee.

        VII.     PROFIT SHARING

        As additional compensation to the Employee, the Company agrees to provide to the Employee a 40% in Anthony Halton--

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Progressive Coverage's profits as shown on the Anthony Halton--Progressive
Coverage's books as of the fiscal year end, subject to the following modifications: Anthony Halton--Progressive Coverage's book profit shall be decreased by principal payments on any of Anthony Halton--Progressive Coverage's debt and shall be increased by any non-cash deductions such as depreciation and amortization expense. The figure arrived at shall be the "adjusted profit." The Employee shall receive 40 percent of the adjusted profit payable to the Employee by April 1 of each calendar year.

        VIII.     DEFERRED COMPENSATION

        As additional compensation to the Employee, he will over his period of employment with the Company, earn deferred compensation. At the point of the Employee's retirement, death, permanent disability, or termination of employment for any reason ("separation"), the Company shall pay out to the employee the following deferred compensation. Forty (40) percent of the Company's annual commission income in the preceding accounting year exclusive of profit sharing and or contingent commission income, and exclusive of commission income received on that portion of the premiums attributable to the Employee's "Book of Business" (which is addressed in Paragraph V of this Agreement), by 2.25 times payable in 120 equal installments consisting of both principal and interest with interest being at the minimum rate permitted by the Internal Revenue Service to avoid having interest imputed, or if there is no such rate, then at the Prime Rate quoted by Marine Midland Bank, N.A. as of the date of

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separation. Such payments shall begin one month from said separation.

        IX. TERMINATION OF EMPLOYMENT; NON PIRACY AGREEMENT AND RETURN OF COMPANY CAR

        Upon the termination of employment or separation under this Agreement, the Employee agrees that he shall not directly or indirectly accept or solicit business from any of the insureds of the Company (whether such insureds be part of the Company's "Book of Business" or the Employee's "Book of Business" purchased from Employee hereunder) as of the date of termination or separation. The restrictions contained in this Paragraph IX shall not apply to life, accident, and health insurance insuring any of the insureds included in the Company's "Book of Business" or the Employee's "Book of Business" purchased from Employee hereunder as the same exists as of the date of termination or separation.

        Upon termination or separation, the Employee further agrees that he will not use any customer lists, expiration date lists, or similar confidential information belonging to the Company for his benefit or for the benefit of any other person, entity, or firm. The purpose of this non-piracy agreement is to protect the property interest of the Company which has been developed through the efforts of its employees and the utilization of its capital and which it has purchased from the Employee pursuant to the terms of this Agreement.

        The restrictions contained in this Paragraph IX shall not preclude the Employee from soliciting or accepting insurance from

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insureds exclusively within Employee's "Book of Business" if such business has not been purchased by Company or from soliciting or accepting insurance from others who are neither insureds of the Company or part of Employee's "Book of Business" as of the date of termination or separation. The restrictions on the Employee under this Paragraph IX shall continue for a period of three years from the date of termination of employment or separation.

        In the event of a breach or threatened breach of the covenant not to compete contained herein, the Company, or its successors and assigns shall be entitled to a temporary restraining order and injunctive relief precluding the breach or threatened breach of this covenant. Such remedy shall be in addition to any remedy at law. In any action to enforce this covenant, the prevailing party shall be entitled to such attorneys' fees as may be awarded by the Court. In addition, the prevailing party shall be entitled to reimbursement for all costs, expenses, and disbursements related to such action or proceeding.

        Upon termination of employment or separation, the Employee shall immediately cease to use any Company car which he may have in his possession and shall deliver such car at such time and place as is reasonably directed by the Company.

        X.      BENEFIT

        This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors, and assigns of the parties.




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        XI.     SEVERABILITY OF PROVISIONS

        The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement, or other provision hereof shall in no way affect the validity or enforcement of any other provision, or any part thereof.

        XII.    ENTIRE AGREEMENT

        This Agreement represents the entire understanding between the parties. No prior or simultaneous understandings, whether written or oral, may be relied upon to vary the terms hereof. This Agreement may only be modified by writing, executed by both parties.

        XIII.   NOTICES

        Any notices or elections to be given hereunder must be in writing and mailed by certified mail, return receipt requested, to the addressee at the following address: Robert L. Halton, 27 Royal Oak Drive, Clifton Park, New York 12065, and to Mega Group, Inc., 208 Delaware Avenue, Delmar, New York 12054.



                                            Mega Group, Inc.



                                            By:/s/ BURTON C. ANTHONY, JR.
                                               ------------------------------
                                               Burton C. Anthony, Jr.

                                               /s/ ROBERT L. HALTON
                                               ------------------------------
                                               Robert L. Halton



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STATE OF NEW YORK )
                  )        ss.:
COUNTY OF ALBANY  )

        On this 1st day of January, 1987, before me personally came Burton C. Anthony, Jr., to me personally known, who, being by me duly sworn, did depose and say that he resides in Glenmont, New York, that he is the President of Mega Group, Inc., the corporation described in, and which executed, the within Instrument; that he knows the seal of said corporation; that the seal affixed to said Instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                                      BETTY J. BORST
                                             Notary Public, State of New York
                                                        NO. 4678647
                                                 Qualified in Albany County
   /s/ BETTY J. BORST                        Commission Expires March 30, 1987
----------------------------
Notary Public




STATE OF NEW YORK )
                  )        ss.:
COUNTY OF ALBANY  )

        On the 1st day of January, 1987, before me personally came Robert L. Halton, to me known, and known to me to be the same person described in and who executed the foregoing agreement and acknowledged to me that he executed the same.

   /s/ BETTY J. BORST                                 BETTY J. BORST
----------------------------                Notary Public, State of New York
Notary Public                                          NO. 4678647
                                                 Qualified in Albany County
                                            Commission Expires March 30, 1987






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                                             January 14, 1988


AMENDMENT A TO CONTRACT

I ROBERT L. HALTON hereby agree that the contract currently in force between myself and Mega Group, Inc. relating to the sale of my book of business, is hereby amended to read: At the point of my death, disability or separation from employment for any reason from Mega Group, Inc., I must offer my book of business for sale to Mega Group, Inc. and Mega Group, Inc. must purchase same according to the provisions set forth in said contract.

FOR MEGA GROUP, INC.

/s/ BURTON C. ANTHONY, JR.                              /s/ ROBERT L. HALTON
--------------------------------------                  ------------------------
Burton C. Anthony, Jr.                                  Robert L. Halton
President



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The forty percent (40%) profit for Anthony-Halton-Progressive shall not be reduced by the payment on Burton C. Anthony's sale of stock to Mega and/or Robert L. Halton's debt payment as it relates to stock.






                                                          /s/ ROBERT L. HALTON